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                                                                       EXHIBIT 5

February 8, 2000
                                                                 OUR FILE NUMBER
                                                                      301,537-37

                                                              MAIN TELEPHONE NO.
                                                                    949-760-9600

Gemstar International Group Limited
135 North Los Robles Avenue
Suite 800
Pasadena, California  91101

          Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Gemstar International Group Limited, a Delaware corporation (the "Company")
               ---------------------------------------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-77391) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 10,900,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), to be issued pursuant to the Gemstar International Group Limited 1994 Stock Incentive Plan, as Amended (the "Plan"). We have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Common Stock to be issued pursuant to and in accordance with the Plan.

          Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                                      Respectfully submitted,

                                      /s/ O'Melveny & Myers LLP